Exhibit 10.5

NON-COMPETITION AGREEMENT

THIS NON-COMPETITION AGREEMENT (this “Agreement”) is made and entered into as of February 4, 2006 by and among Sirenza Microdevices, Inc., a Delaware corporation (the “Buyer”), and the undersigned individual (the “Employee”).

RECITALS

A. The Employee owns 50% or more of the outstanding capital shares of, and indirectly together with his spouse, is the sole shareholder of Premier Devices, Inc., a California corporation (the “Company”).

B. The Buyer, Penguin Acquisition Corporation, a California corporation and a wholly-owned subsidiary of the Company (“Merger Sub”), the Company, Yeechin Liao and the Employee are parties to that certain Agreement and Plan of Merger, dated as of February 4, 2006 (the “Merger Agreement”), pursuant to which the parties have agreed to merge the Company with and into Merger Sub upon the terms and subject to the conditions set forth therein (the “Transaction”).

C. In connection with the Transaction, the Employee has been offered and has accepted employment with the Buyer or one of its Affiliates, effective upon the consummation of the Transaction (the “Closing”).

D. The parties acknowledge that the life expectancy of the Company’s current products and technologies is at least five (5) years.

E. The parties acknowledge that the relevant market for the Company’s products and services is worldwide in scope and that intense worldwide competition exists for the products and services of the Company.

F. As a condition and material inducement for the Buyer to the enter into the Merger Agreement and consummate the Transaction, and to preserve the value of the business being acquired by the Buyer pursuant thereto, the Merger Agreement contemplates, among other things, that the Employee will enter into this Agreement concurrently with the execution of the Merger Agreement and that this Agreement will become effective as of the Closing.

NOW, THEREFORE, in consideration of the foregoing premises, and the covenants, agreements, representations and warranties set forth herein, and for other good and valuable consideration, the receipt and legal sufficiency of which are hereby acknowledged and accepted, and intending to be legally bound hereby, the parties hereto hereby agree as follows:

1. Effective Time. This Agreement shall be effective only at and as of the Closing (the “Effective Time”).

2. Defined Terms. All capitalized terms that are used but not defined herein shall have the respective meanings ascribed thereto in the Merger Agreement. For all purposes of and under this Agreement, the following capitalized terms shall have the following respective meanings:

(a) “Applications” shall mean analog, RF, microwave and optical applications.

(b) “Competitive Business” shall mean any business that actually competes (now or at anytime during the Restrictive Period) with the Buyer, the Company or any of their respective Subsidiaries or Affiliates in the business of designing, developing, manufacturing, providing, licensing, selling and/or distributing electronic components, modules, subsystems and/or related solutions and services for Applications in the Field.

(c) “Field” shall mean communications (whether wireless, wireline, satellite or otherwise), radar and telemetry.

(d) “Restricted Period” shall mean the period beginning at and as of the Effective Time and ending on the second (2nd) anniversary of the Effective Time.

(e) “Restricted Territory” shall mean each and every country, province, state, city, or other political subdivision of the world in which the Buyer, the Company or any of their respective affiliates is currently engaged, or during the term of the Agreement engages, in business or otherwise distributes, licenses or sells its products.

3. Covenant Not to Compete.

(a) The Employee acknowledges that during the course of the Employee’s employment with the Company, the Employee has received and has been privy to confidential information and trade secrets of the Company and will continue to receive and be privy to confidential information and trade secrets of the Buyer and the Company during the course of the Employee’s employment with the Buyer or the Company following the Transaction. The Employee further acknowledges that the Buyer has a legitimate interest in ensuring that such confidential information and trade secrets remain confidential and are not disclosed to third parties. Thus, to avoid the actual or threatened misappropriation of such confidential information and trade secrets, the Employee agrees that, at all times during the Restricted Period, the Employee shall not, directly or indirectly:

(i) engage in, participate in, or have an ownership interest (except for ownership of one percent (1%) or less of any publicly held entity) in a Competitive Business anywhere in the Restricted Territory, whether as an employee, agent, consultant, advisor, independent contractor, proprietor, principal, partner, officer or director. The phrase “directly or indirectly” as used herein, includes, for purposes of clarification, but is not limited to, (A) engaging in, participating in, or having an ownership interest in a Competitive Business through one or more intermediaries under circumstances where the Employee provides advice or guidance on behalf of or for the benefit of such intermediary or intermediaries or any portfolio company of such intermediary or intermediaries, in either case, that engages in or participates in a Competitive Business and (B) contacting marketing, channel or technology partners of the Buyer, the Company or any of their Subsidiaries and Affiliates on behalf of any Competitive Business; or

(ii) take any action with the objective of interfering with the business of the Buyer, the Company or any of their Subsidiaries and Affiliates, or solicit any customers of the Buyer, the Company or any of their Subsidiaries and Affiliates in connection with a Competitive Business.

(b) The covenants set forth in Section 3(a) hereof shall be construed as a series of separate covenants, one for each country, province, state, city or other political subdivision of the Restricted Territory. Except for geographic coverage, each such separate covenant shall be deemed identical in terms to the covenants set forth in Section 3(a) hereof. If, in any judicial proceeding, a court refuses to enforce any of such separate covenants (or any part thereof), then such unenforceable covenant (or such part) shall be eliminated from this Agreement to the extent necessary to permit the remaining separate covenants (or portions thereof) to be enforced. To the extent that the provisions of Section 3(a) hereof are deemed to exceed the time, geographic or scope limitations permitted by applicable law, then such provisions shall be reformed to the maximum time, geographic or scope limitations, as the case may be, permitted by applicable laws.

(c) The Employee acknowledges that: (i) the Employee is familiar with the foregoing covenant not to compete; (ii) the covenant set forth in Section3(a) hereof represents only a limited restraint and allows the Employee to pursue the Employee’s livelihood and occupation without unreasonable or unfair restrictions; (iii) the Employee is an officer, key employee, and/or key member of the management of the Company; (iv) the goodwill associated with the existing business, customers and assets of the Company prior to the Transaction is an integral component of the value of the Company to the Buyer and is reflected in any consideration payable in connection with the Transaction; and (v) the Employee’s agreement as set forth herein is necessary to preserve the value of the Company for the Buyer following the Transaction. The Employee represents that the Employee is fully aware of the Employee’s obligations hereunder, and acknowledges that the limitations of length of time, geography and scope of activity agreed to in this Agreement are reasonable because, among other things: (A) the Company and the Buyer are engaged in a highly competitive industry, (B) the Employee has unique access to, and will continue to have access to, the trade secrets and know-how of the Company and the Buyer, including, without limitation, the plans and strategy (and, in particular, the competitive strategy) of the Company and the Buyer, (C) the Employee is accepting employment with the Buyer on favorable terms in connection with the Transaction, (D) in the event the Employee’s employment with the Buyer or the Company ended, the Employee would be able to obtain suitable and satisfactory employment without violation of this Agreement, and (E) this Agreement provides no more protection than is necessary to protect the Buyer’s interests in its goodwill, trade secrets and confidential information.

(d) The Employee acknowledges that the Employee is subject to the Buyer’s confidential information and trade secret protection policies and agrees to comply with such policies.

(e) The Employee’s obligations under this Agreement shall remain in effect if the Employee’s employment with the Buyer, the Company or any of their Subsidiaries and Affiliates is terminated for any or no reason.

(f) The Employee agrees that during the Restricted Period, prior to becoming an employee or partner of or consultant to any Person, the Employee shall (i) provide written notice of such employment, partnership or consultancy to the Buyer, and (ii) provide such Person with an executed copy of this Agreement.

4. Covenant Not to Solicit. At all times during the Restricted Period, the Employee shall not, directly or indirectly, solicit, encourage or take any other action which is intended to induce or encourage, or has the effect of inducing or encouraging, any employee of the Buyer, the Company or any of their Subsidiaries and Affiliates to (a) terminate such employee’s employment with the Buyer, the Company or any of their Subsidiaries and Affiliates, or (b) engage in any action in which the Employee would, under the provisions of Section 3 hereof, be prohibited from engaging.

5. Miscellaneous.

(a) Notices. Unless otherwise provided herein, all notices and other communications hereunder shall be in writing and shall be deemed given if (i) delivered in person, (ii) transmitted by facsimile (with written confirmation of transmission), (iii) mailed by certified or registered mail (return receipt requested) (in which case such notice shall be deemed given on the third (3rd) day after such mailing) or (iv) delivered by an express courier (with written confirmation of receipt) to the parties at the following addresses (or at such other address for a party as shall be specified by like notice):

If to the Buyer to:

Sirenza Microdevices, Inc.

303 S. Technology Court

Broomfield, Colorado 80021

Attention: General Counsel

Facsimile: (303) 327-3483

with a copy (which shall not constitute notice) to:

Wilson Sonsini Goodrich & Rosati

Professional Corporation

650 Page Mill Road

Palo Alto, CA 94304

Attention: Steven V. Bernard

Facsimile: (650) 493-6811

and to :

Wilson Sonsini Goodrich & Rosati

Professional Corporation

One Market, Spear Tower

Suite 3300

San Francisco, CA 94105

Facsimile: (415) 947-2099

Attention: Michael S. Ringler

If to the Employee to:

Phillip Chuanze Liao

____________________

Atherton, CA 94027

Facsimile: ______________

with a copy (which shall not constitute notice) to:

Orrick, Herrington & Sutcliffe LLP

1000 Marsh Road

Menlo Park, California 94061

Attention: Lowell D. Ness

Facsimile: (650) 614-7401

(b) Governing Law; Consent to Personal Jurisdiction. This Agreement shall be governed by and construed in accordance with the laws of the State of California, regardless of the laws that might otherwise govern under applicable principles of conflicts of law thereof. Each of the parties hereto irrevocably consents to the exclusive jurisdiction and venue of any court within Santa Clara or San Francisco within the State of California in connection with any matter based upon or arising out of this Agreement or the matters contemplated herein, agrees that process may be served upon him in any manner authorized by the laws of the State of Colorado for such persons and waives and covenants not to assert or plead any objection which they might otherwise have to such jurisdiction, venue and such process.

(c) Severability. In the event that any portion of this Agreement becomes or is held by a court of competent jurisdiction to conflict with any federal, state or local law, or to be otherwise illegal, void or unenforceable, the remainder of this Agreement will continue in full force and effect and be construed as if such portion had not been included in this Agreement.

(d) No Assignment. Because the nature of the Agreement is specific to the actions of the Employee, the Employee may not assign this Agreement. This Agreement shall inure to the benefit of the Buyer and its successors and assigns.

(e) Entire Agreement. Except for any employment agreement or confidential information and trade secret protection agreement that may be signed by the Employee and the Buyer or the Company, this Agreement constitutes the entire agreement between the parties with respect to the subject matter hereof and supersedes all prior discussions, agreements and understandings, written or oral, between the parties with respect to the subject matter hereof.

(f) Waiver of Breach. No delay or omission by the Buyer in exercising any right under this Agreement shall operate as a waiver of that right or any other right under this Agreement. The waiver of a breach of any term or provision of this Agreement, which must be in writing, shall not operate as or be construed to be a waiver of any other previous or subsequent breach of this Agreement.

(g) Counterparts. This Agreement may be executed in one or more counterparts, all of which shall be considered one and the same agreement and shall become effective when one or more counterparts have been signed by each of the parties and delivered to the other party, it being understood that all parties need not sign the same counterpart.

(h) Amendments and Modification. This Agreement may not be modified, amended, altered or supplemented except by the execution and delivery of a written agreement executed by the parties hereto.

(i) Interpretation. The words “include,” “includes” and “including” when used herein shall be deemed in each case to be followed by the words “without limitation.”

(j) Headings. The headings contained in this Agreement are for reference purposes only and shall not affect in any way the meaning or interpretation of this Agreement.

(k) Other Obligations. The Employee expressly consents to be bound by the provisions of this Agreement for the benefit of the Buyer or any Affiliate thereof without the necessity of the separate execution of this Agreement in favor of any such Affiliate.

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IN WITNESS WHEREOF, this Agreement has been executed by the parties hereto as of the date first above written.

SIRENZA MICRODEVICES, INC.

By:	/s/ Robert Van Buskirk

Name:	Robert Van Buskirk

Title:	President and CEO

PHILLIP CHUANZE LIAO

/s/ Phillip Liao

[NON-COMPETITION AGREEMENT]